Exhibit 99.1

The accompanying unaudited pro forma financial statements are based on our historical consolidated financial statements as of and for the nine months ended September 30, 2004 and for the year ended December 31, 2003, adjusted for the effects of the sale of our Montana properties. The unaudited pro forma balance sheet assumes the disposition occurred on the balance sheet date. The unaudited pro forma statement of operations for the nine months ended September 30, 2004 assumes that the disposition occurred on January 1, 2004, and the unaudited pro forma statement of operations for the year ended December 31, 2003 assumes that the disposition occurred on January 1, 2003. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and our Annual Report on Form 10-KSB/A for the year ended December 31, 2003 and should not be construed to be indicative of future results or results that actually would have occurred had the transaction occurred on the dates presented.

FAR EAST ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(A Development Stage Company)
As of September 30, 2004

	Historical	Pro Forma Adjustment	Notes	As Adjusted

Assets:
Cash and cash equivalents	$2,144,000	$(100,000)	(a)	$3,179,000
		1,135,000	(b)
Prepaids and other current assets	136,000	(33,000)	(b)	103,000

	2,280,000	1,002,000		3,282,000
Restricted cash	1,000,000	—		1,000,000
Property and equipment, net	3,198,000	100,000	(a)	1,728,000
	—	(1,570,000)	(b)	—

	$6,478,000	$(468,000)		$6,010,000

Liabilities and Stockholder’s Equity:
Total current liabilities	$280,000	$20,000	(b)	$300,000
Commitments and contingencies	—	—		—

Stockholders’ Equity:
Common stock	61,000	—		61,000
Additional paid in capital	18,278,000	—		18,278,000
Additional paid in capital-outstanding stock options	1,707,000	—		1,707,000
Deficit accumulated during the development stage	(13,846,000)	(488,000)	(b)	(14,334,000)
Accumulated other comprehensive loss	(2,000)	—		(2,000)

Total stockholders’ equity	6,198,000	(488,000)		5,710,000

	$6,478,000	$(468,000)		$6,010,000

(a)	To reflect the purchase of overriding royalty interests in adjoining acreage prior to the sale of the Montana properties.

(b)	To record the sale of the Montana properties, including cash proceeds, selling expenses and reduction in earnings. The Company is currently assessing its unproved leasehold cost for impairment as of December 31, 2004. If it is determined that the Montana properties were impaired, the impairment loss will be recorded in the fourth quarter of 2004. Any remaining loss on the sale will be recorded in the first quarter of 2005.

FAR EAST ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(A Development Stage Company)
For the Nine Months Ended September 30, 2004

	Historical	Pro Forma Adjustment	Notes	As Adjusted
Revenues	$—	$—		$—

Operating expenses:
Geologic and engineering	493,000	(178,000)	(a)	315,000
Impairment loss	—	—		—
Other consulting and professional services	659,000	—		659,000
Compensation	815,000	—		815,000
Stock compensation	447,000	—		447,000
Travel	355,000	—		355,000
Legal and accounting	986,000	—		986,000
Amortization of contract rights	23,000	—		23,000
General and administrative	706,000	—		706,000

Total operating expenses	4,484,000	(178,000)		4,306,000
Other Expense (Income)	(11,000)	—		(11,000)

Loss before income taxes	(4,473,000)	178,000		(4,295,000)
Income taxes	—	(53,000)	(b)	(53,000)

Net loss	$(4,473,000)	$125,000		$(4,348,000)

Earnings per share—basic and diluted	$(0.08)			$(0.07)

Weighted average number of shares –basic and diluted	59,150,681			59,150,681

(a)	To reflect the reduction in leasehold cost expense as a result of the sale of the Montana properties.

(b)	To reflect income taxes related to income statement adjustments at various statutory tax rates averaging 30%, which is not the Company’s effective tax rate.

FAR EAST ENERGY CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(A Development Stage Company)
For the Year Ended December 31, 2003

	Historical	Pro Forma Adjustment	Notes	As Adjusted
Revenues	$—	$—		$—

Operating expenses:
Geologic and engineering	239,000	(60,000)	(a)	179,000
Impairment loss	3,328,000	(3,328,000)	(b)	—
Other consulting and professional services	235,000	—		235,000
Compensation	829,000	—		829,000
Stock compensation	930,000	—		930,000
Travel	334,000	—		334,000
Legal and accounting	411,000	—		411,000
Loss on investment in joint venture	22,000	—		22,000
Amortization of contract rights	58,000	—		58,000
General and administrative	667,000	—		667,000

Total operating expenses	7,053,000	(3,388,000)		3,665,000
Other Expense (Income)	164,000	—		164,000

Loss before income taxes	(7,217,000)	3,388,000		(3,829,000)
Income taxes	—	—(1,152,000)	(c)	—(1,152,000)

Net loss	$(7,217,000)	$2,236,000		$(4,981,000)

Earnings per share—basic and diluted	$(0.14)			$(0.10)

Weighted average number of shares –basic and diluted	50,614,000			50,614,000

(a) To reflect the reduction in leasehold costs due to sale of Montana properties.

(b)	To reflect the reduction in impairment expense due to the sale of the Montana properties.

(c)	To reflect income taxes related to income statement adjustments at various statutory tax rates averaging 34%, which is not the Company’s effective tax rate.